UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

Healthcare Business Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56214	84-3639946
(State or other jurisdiction ofIncorporation or Organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

718 Thompson Lane, Suite 108-273 Nashville, TN	37204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 615-856-5542

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement

Separation and Settlement Agreement

On March 12, 2021, the registrant, through its wholly owned subsidiary HBR Pointclear, LLC, a Delaware limited liability company (“HBRP”); and PointClear Solutions, Inc., an Alabama corporation (“PointClear”) entered into an Option Agreement To Purchase Business Assets (the “Option Agreement”). The Option Agreement provided HBRP the exclusive non-cancelable right to require PointClear to enter into an Asset Purchase Agreement (“Asset Purchase Agreement”) under which, HBRP would (i) purchase all of PointClear’s tangible and intangible assets used in, or useful to the PointClear business (the “Business Assets”), and (ii) the assume certain defined liabilities and contracts of PCS related to the Business. As partial consideration for receiving its rights to purchase the Business Assets under the Option Agreement, HBRP arranged for a loan of up to $750,000 to PointClear pursuant to the Improvement Loan Agreement (the “Improvement Loan Agreement”) evidenced by and repaid in accordance with the terms of a promissory note (the “Promissory Note”). On March 16, 2021, pursuant to the Option Agreement and Improvement Loan Agreement, PointClear made its first draw under the Improvement Loan Agreement for $200,000.

On September 29, 2021, the parties entered into a Separation and Settlement Agreement (“Separation and Settlement Agreement”), effective October 1, 2021, and terminated their mutual obligations under the Option Agreement and Improvement Loan Agreement. Pursuant to the Separation and Settlement Agreement, with respect to the:

1.
Option Agreement, the Option Agreement is cancelled and neither of the parties have any current or future rights or obligations under the Option Agreement.
2.
Improvement Loan Agreement, the principal owed by PointClear under the Improvement Loan Agreement is reduced to $150,000. Within 30 days of October 1, 2021, PointClear shall pay to HBRP, or its designee, $25,000 which shall reduce the principal owed under the Improvement Loan Agreement to $125,000. PointClear shall pay to HBRP, or its designee, $25,000 upon receipt from CHC of the amount owed following “Final Acceptance” testing. Any balance remaining under the Improvement Loan Agreement is hereby converted to a 60-month term loan pursuant to Section 2.05 of the Improvement Loan Agreement, and its repayment shall remain subject to the Improvement Loan Agreement.
3.
Consulting and Registrant Stock Option Agreements, the Consulting Agreements by and between HBRP and Shawn Ewing, Thomas White, David Karabinos and Daren McCormick are hereby cancelled by mutual consent and no money or consideration is owed or payable to any party thereunder according to the terms of such Consulting Agreements. The Registrant stock option agreements by and between the registrant and Shawn Ewing, Thomas White and Daren McCormick are hereby cancelled by mutual consent and any option shares, vested or unvested are hereby terminated.

The foregoing descriptions of the Option Agreement, the Asset Purchase Agreement, the Improvement Loan Agreement, the Promissory Note and the Separation and Settlement Agreement are not intended to be complete and are qualified in their entirety by the full text of the Option Agreement, a copy of which is attached hereto as Exhibit 10.1, the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2, the Improvement Loan Agreement, a copy of which is attached hereto as Exhibit 10.3, the form of Promissory Note, a copy of which is attached hereto as Exhibit 10.4, and the Separation and Settlement Agreement, a copy of which is attached hereto as Exhibit 10.5, each of which is incorporated herein by reference.

Item 1.02
Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated by reference in this Item 1.02.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01
Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Description
10.1*	Option Agreement
10.2*	Form of Asset Purchase Agreement, attached as Exhibit A to Option Agreement
10.3*	Improvement Loan Agreement
10.4*	Form of Promissory Note, attached as Exhibit A to Improvement Loan Agreement
10.5**	Separation and Settlement Agreement

*Incorporated by reference to Exhibits 10.1, 10.2, 10.3, and 10.4 filed with the registrant’s Current Report on Form 8-K filed on March 18, 2021.
** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE BUSINESS RESOURCES INC.

By:	/s/ Stephen Epstein
Name:	Stephen Epstein
Title:	Chief Executive Officer and Chief Financial Officer

Dated: September 30, 2021